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                                                                 EXHIBIT 10.53

                       EIGHTH AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT
                           (RECEIVABLES AND INVENTORY)



         This Eighth Amendment to Second Amended and Restated Credit Agreement (Receivables and Inventory) (this "Amendment") is entered into as of October 23, 1997, among Bank of America National Trust and Savings Association ("Bank") and GT Bicycles California, Inc. ("GTBC"), Riteway Products East, Inc. ("East"), Riteway Products North Central, Inc. ("North Central"), Rite-Way Distributors Central, Inc. ("Central"), Rite-Way Distributors, Inc. ("Distributors"), GT and Bicycles, Inc. ("GT"). GTBC, East, North Central, Central, and Distributors are sometimes hereinafter referred to collectively as "Borrowers" and individually as a "Borrower."

                                    RECITALS

         A. Bank, Borrowers, and GT are parties to that certain Second Amended and Restated Credit Agreement (Receivables and Inventory) dated as of August 12, 1996, as modified by amendments dated September 15, 1996, October 15, 1996, October 31, 1996, February 13, 1997, March 14, 1997, August 15, 1997, and
September 11, 1997 (as amended, the "Credit Agreement").

         B. The parties hereto now desire to amend the Credit Agreement on the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

         2. Amendments. The Credit Agreement shall be amended as follows:

            (a) Subparagraph (iii) of the definition of "Borrowing Base" in Paragraph 1.1 is amended in full to read as follows:

                "(iii) During the period from and including the date hereof to and including February 28, 1998 only, $11,000,000;

            (b) The definitions of "Private Placement" and "Private Placement Funding Date" are added to Paragraph 1.1 in alphabetical order as follows:


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            "Private Placement" means one or more promissory notes executed by
         GT in a single private placement evidencing borrowings that:

                (a) are at least equal to a total of $30,000,000;

                (b) are unsecured;

                (c) are funded on or before February 28, 1998; and

                (d) are subject to terms and conditions reasonably satisfactory to Bank.

            "Private Placement Funding Date" means the date on which GT receives the proceeds of the Private Placement."

            (c) In the definition of "Revolving Credit Limit" in Paragraph 1.1, the words "and $60,000,000 thereafter" are amended to read "$60,000,000 during the period from and including August 1, 1997 to and including October 23, 1997, $80,000,000 during the period from and including October 24, 1997, to and including the earlier of February 28, 1998, or the Private Placement Funding Date, and $60,000,000 thereafter."

            (d) Paragraph 8.4 is amended in full to read as follows:

            "8.4 EBITDA; Fixed Charge Coverage Ratio. Cause GT to achieve on a consolidated basis (a) EBITDA of at least $1,600,000 for the fiscal quarter ending September 30, 1997, and EBITDA of at least $5,500,000 for the fiscal quarter ending December 31, 1997, and (b) for each fiscal quarter thereafter, a Fixed Charge Coverage Ratio of at least
         1.20 to 1.00. This ratio shall be calculated quarterly using the results of the most recently concluded quarterly accounting period and each of the three (3) immediately preceding quarterly accounting periods;"

            (e) The following is added as a new Paragraph 8.6(l):

                "(l) indebtedness under the Private Placement."

            (f) The following are added as new Paragraphs 8.24 through 8.27, inclusive:

            "8.24 Private Placement Proceeds. Use all of the net proceeds of the Private Placement (i) first to repay in full the outstanding principal balance of the Term Loan and (ii) second to repay a portion of the outstanding principal balance of the Revolving Facility.


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            "8.25 Capital Expenditures. Not spend more than $2,000,000 in cash in GT's fiscal quarter ending December 31, 1997, and not more than $500,000 in cash in any fiscal year of GT thereafter, to acquire fixed or capital assets. This covenant shall be measured quarterly and the cash expenditures shall be net of financings funded by third party lenders prior to quarter end."

            "8.26 Loans and Investments. Not make any loans or other extensions of credit to, or make any investments in, or make any capital contributions or other transfers of assets to, any individual or entity, except for:"

                (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business.

                (b) investments in any of the following:

                    (i) certificates of deposit;

                    (ii) U.S. treasury bills and other obligations of the
            federal government;

                    (iii) readily marketable securities (including commercial
            paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission) rated at least "A-1" by Standard & Poor's Ratings Group or at least "P-1" by Moody's Investors Service, Inc.;

                    (iv) bankers' acceptances issued by financial institutions rated at least "A" by Moody's Investors Services;

                    (v) repurchase agreements covering U.S. government
            securities.

                (c) extensions of credit to and investments in any Borrower or
            Guarantor;

                (d) extensions of credit to Innovations to finance the purchase of equipment that do not exceed $1,200,000 in GT's fiscal quarter ending December 31, 1997; provided, however, that at least 75% of the purchase price of such equipment shall be refinanced by a third party lender on or before February 28, 1998; and

                (e) other extensions of credit to and investments in any entity which is not a Borrower or Guarantor that do not exceed an aggregate amount of


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            $750,000 outstanding during the period from and including
            October 31, 1997 to and including GT's 1997 fiscal year end, and $500,000 outstanding in any one fiscal year of GT thereafter.

            "8.27 Total Liabilities to Tangible Net Worth. Cause GT to maintain on a consolidated basis a ratio of total liabilities to Tangible Net Worth of not greater than 2.75 to 1.00. This ratio shall be calculated on a quarterly basis."

                (g) The following is added as a new Paragraph 9.20:

            "9.20 Private Placement `Circles'. Bank does not receive evidence, satisfactory to Bank, on or before January 31, 1998, that GT has received a commitment or `circles' from investors to purchase notes under the Private Placement, with terms and conditions reasonably satisfactory to Bank."

                (h) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

         3. Fee. Concurrently with the execution of this Amendment, Borrowers will pay to Bank a fee of --- $100,000.

         4. Representations and Warranties. Borrowers represent and warrant to Bank that: (i) no Event of Default under Credit Agreement and no event which, with notice or lapse of time or both, would become an Event of Default has occurred and is continuing; (ii) Borrowers' representations and warranties made under the Credit Agreement are true as of the date hereof; (iii) the making and performance by Borrowers of this Amendment have been duly authorized by all necessary corporate action; (iv) no consent, approval, authorization, permit, or license is required in connection with the making or performance of this Amendment.

         5. Conditions. This Amendment will not become effective until Bank has received the following:

                (a) An original of this Amendment, executed by Borrowers and
            Bank; and

                (b) The fee provided in Paragraph 3 above.


                            (signatures on next page)

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


BANK OF AMERICA NATIONAL                    GT BICYCLES CALIFORNIA, INC.
TRUST AND SAVINGS ASSOCIATION               RITEWAY PRODUCTS EAST, INC.
                                            RITEWAY PRODUCTS NORTH CENTRAL, INC.
By: /s/ E.M. AMENDT                         RITE-WAY DISTRIBUTORS CENTRAL, INC.
    ---------------------------------       RITE-WAY DISTRIBUTORS, INC.
        E.M. Amendt                         GT BICYCLES, INC.
        Vice President

                                            By: /s/ MICHAEL HAYNES
                                                --------------------------------
                                                    Michael Haynes
                                                    President


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